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                                                                   EXHIBIT 23(j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 18, 2000, relating to the financial statements and financial highlights which appear in the June 30, 2000 Annual Report to Shareholders of The Hirtle Callaghan Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," and "Independent Accountants and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Two Commerce Square
2001 Market Street
Philadelphia, Pennsylvania
September 22, 2000